Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Smart-tek Solutions, Inc., (the "Company") on Form 10KT/A Amendment No. 2 for the six month period ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Brian Bonar, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

          (1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Brian Bonar
Brian Bonar
Chief Executive Officer, President
and Director

September 9, 2011